UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 19, 2015

ROCKY BRANDS, INC.

(Exact name of registrant as specifıed in its charter)

Ohio	001-34382	31-1364046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identifıcation No.)

39 East Canal Street, Nelsonville, Ohio	45764
(Address of principal executive offıces)	(Zip Code)

Registrant's telephone number, including area code	(740) 753-1951

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fıling is intended to simultaneously satisfy the fıling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 19, 2015, Rocky Brands, Inc. (the “Company”) and Computershare Trust Company, N.A. entered into an amendment (the “Amendment”) to the Amended and Restated Shareholder Rights Agreement, dated June 7, 2012 (the “Agreement”), to accelerate the expiration date of the rights contained therein from June 7, 2017 to August 19, 2015. Except for the acceleration of the expiration date, the Agreement otherwise remains unmodified.

A copy of the Agreement was filed as Exhibit 4.1 to the Current Report on Form 8-K, dated June 7, 2012. A copy of the original Shareholder Rights Agreement and a summary of its material terms were filed with the Securities and Exchange Commission on a Form 8-K on June 15, 2009.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” of this Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Amendment No. 1 to the Amended and Restated Rights Agreement, dated as of June 7, 2012, by and between the Company and Computershare Trust Company, N.A., as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocky Brands, Inc.

Date: August 19, 2015	By:	/s/ James E. McDonald
James E. McDonald,
Executive Vice President and Chief Financial Officer